UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2015

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the shareholders of CNO Financial Group, Inc. (the "Company") on May 6, 2015 (the "Annual Meeting"), the Company's shareholders elected nine directors to serve terms expiring at next year's annual meeting and approved four other proposals. The results of the voting were as follows:

Proposal 1:	Election of Directors.

Name	For	Against	Abstain	Broker Non-Votes
Edward J. Bonach	176,337,638	1,318,094	154,876	9,928,932
Ellyn L. Brown	175,985,718	1,665,120	159,770	9,928,932
Robert C. Greving	176,330,819	1,320,775	159,014	9,928,932
Mary R. (Nina) Henderson	175,664,649	1,986,094	159,865	9,928,932
Charles J. Jacklin	176,133,893	1,518,371	158,344	9,928,932
Daniel R. Maurer	176,134,476	1,517,882	158,250	9,928,932
Neal C. Schneider	175,424,181	2,228,176	158,251	9,928,932
Frederick J. Sievert	176,334,510	1,317,849	158,249	9,928,932
Michael T. Tokarz	153,445,623	24,206,594	158,391	9,928,932

Proposal 2:	Approval of the adoption of the Amended and Restated Section 382 Shareholder Rights Plan.

For	Against	Abstain	Broker Non-Votes
166,472,366	11,126,537	211,705	9,928,932

Proposal 3:	Approval of the adoption of the 2015 Pay for Performance Incentive Plan.

For	Against	Abstain	Broker Non-Votes
175,675,046	1,910,352	225,210	9,928,932

Proposal 4:	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain
187,073,497	459,500	206,543

Proposal 5:	Approval by non-binding advisory vote of executive compensation.

For	Against	Abstain	Broker Non-Votes
175,762,081	1,740,409	308,118	9,928,932

Item 7.01.	Regulation FD.

On May 6, 2015, the Company issued a press release to announce: (i) results of the voting at the Annual Meeting on the proposals described above; and (ii) that its board of directors has declared a quarterly dividend of seven cents per common share payable on June 24, 2015, to shareholders of record at the close of business on June 10, 2015. A copy of the Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01(d).	Financial Statements and Exhibits.

99.1	Press release of CNO Financial Group, Inc. dated May 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: May 6, 2015
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

4